Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Sky Harbour Group Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	Rule 457(c)	10,897,926(2)	$13.19(3)	$143,743,644	0.0001476	$21,216.56
Fees to Be Paid	Equity	Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	Rule 457(g)	1,541,600	$11.50(4)	—	0.0001476	—(5)
	Total Offering Amounts					$143,743,644	0.0001476	$21,216.56
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due					$143,743,644		$21,216.56

(1)

Pursuant to Rule 416(a) under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions. Capitalized terms used herein have the meanings set forth in the Registration Statement on Form S-3 with which this Filing Fee Table is filed as Exhibit 107.

(2)

Consists of (i) up to 8,893,846 outstanding shares of Class A Common Stock and (ii) up to 2,004,080 shares of Class A Common Stock issuable upon exercise of 1,541,600 Warrants to purchase shares of Class A Common Stock.

(3)

Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $13.19, which is the average of the high and low prices of the Class A Common Stock on March 21, 2024 on NYSE American.

(4)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, based on the exercise price applicable to shares of Class A Common Stock issuable upon the exercise of the Warrants.

(5)

In accordance with Rule 457(g), the entire registration fee for the Warrants is allocated to the shares of Class A Common Stock underlying the Warrants, and no separate fee is payable for the Warrants.